SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2004

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 8020

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement.

On December 7, 2004, the consulting agreement (the “Consulting Agreement”) by and between Newmont Capital Limited, a wholly-owned subsidiary of Newmont Mining Corporation, a Delaware corporation (“Newmont” or the “Company”), and Seymour Schulich, a member of the Company’s Board of Directors, was amended. The Amendment, which will be effective as of April 1, 2005, (1) amends a recital so as to reflect the increase to $40,000 of the annual retainer that Mr. Schulich receives as a director of Newmont, (2) extends the term of the Consulting Agreement, which was set to expire on March 31, 2005, until March 31, 2008 and (3) provides for the payment of a termination fee in the amount of $750,000 to Mr. Schulich upon the expiration of the Consulting Agreement or termination of the Consulting Agreement by either party for any reason, subject to certain limited exceptions. A copy of the Amendment is attached as Exhibit 99.1 to this Current Report. A copy of the Consulting Agreement was filed as Exhibit 10(x) to Newmont’s Annual Report on Form 10-K for the year ended December 31, 2002.

On December 7, 2004, the Committee granted to certain executive officers non-qualified stock options (the “Options”) to purchase shares of Newmont’s common stock, $1.60 par value per share (the “Common Stock”), pursuant to the terms and conditions of the Newmont Mining Corporation 1996 Employees Stock Plan (the “Plan”). The terms of the Options are governed by the Plan and subject to the restrictions set forth in a standard form award agreement (the “Grant Agreement”) which is delivered to each grantee. A copy of the form of Grant Agreement is attached as Exhibit 99.2 to this Current Report. The Company plans to use the form of Grant Agreement for future grants of non-qualified stock options to executive officers, including the Company’s named executive officers.

As detailed more fully in the form of Grant Agreement, grantees receive non-qualified stock options to purchase shares of Newmont’s Common Stock at a price equal to 100% of the fair market value of the Common Stock on the date of grant. No portion of an option is exercisable before the first anniversary of the grant date. On the first anniversary of the grant date, the option becomes exercisable as to one-third of the total number of shares of Common Stock covered by the option and on each subsequent anniversary, so that the option becomes fully exercisable commencing on the third anniversary of the grant date. Each option expires ten years after the grant date or such earlier date as (i) all shares of Common Stock covered by the option shall have been purchased, or (ii) the option shall have expired because of the termination of the grantee’s employment with the Company as described in the form of Grant Agreement. If the grantee’s employment with the Company terminates, the expiration date of the option and the number of shares of Common Stock covered by the option shall be determined using the applicable criteria and formula contained in the form of Grant Agreement. The exercise price of an option may be paid in cash or in shares of Common Stock, or a combination thereof, subject to certain limitations, as described in the form of Grant Agreement.

Item 9.01—Financial Statements and Exhibits.

99.1	Amendment to Consulting Agreement

99.2	Form of Award Agreement Used for Executive Officers to Grant Stock Options Pursuant to the Newmont Mining Corporation 1996 Employees Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/S/ BRUCE D. HANSEN
Name:	Bruce D. Hansen
Title:	Senior Vice President and Chief Financial Officer

Dated: December 13, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Consulting Agreement

99.2	Form of Award Agreement Used for Executive Officers to Grant Stock Options Pursuant to the Newmont Mining Corporation 1996 Employees Stock Plan